Exhibit 10.43

Escrow Agreement

by and among

BPO Management Services, Inc.,
Donald C. Helt and Bridget B. Helt, as trustees of the Donald C. and Bridget B. Helt Revocable Trust dated April 24, 2003

and

U.S. Bank National Association

Dated as of June 29, 2007

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is dated as of the 29th day of June, 2007, by and among BPO Management Services, Inc., a Delaware corporation (the “Purchaser”), Donald C. Helt and Bridget B. Helt, as trustees of the Donald C. and Bridget B. Helt Revocable Trust dated April 24, 2003 (collectively, the “Sellers”) and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent. The Purchaser and the Sellers are sometimes referred to herein, collectively, as the “Interested Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Purchaser is purchasing from the Sellers the shares of common stock of Human Resource Micro-Systems, Inc., a California corporation (the “Company”), pursuant to a Stock Purchase Agreement dated as of the date hereof, by and among the Company, the Sellers and the Purchaser (the “Purchase Agreement”), pursuant to which a portion of the Purchase Price in the amount of $500,000 has been withheld and is to be deposited in escrow as the sole source of payment for the Deferred Payment pursuant to Section 2(b) of the Purchase Agreement; and

WHEREAS, the Sellers and Purchaser wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Deposit of Escrow Funds.

Upon the signing of the Purchase Agreement, the Purchaser shall deposit with the Escrow Agent in immediately available funds the amount of $500,000 (the “Escrow Funds”) (the Escrow Funds together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 3 below, collectively, the “Escrow Property”), and the Escrow Agent agrees to hold the Escrow Property in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Property in accordance with the terms of this Agreement. On the date the Escrow Agent receives the Escrow Funds, the Escrow Agent will provide a written confirmation of its receipt to the Purchaser and the Sellers.

Section 2.     Claims and Payment; Release from Escrow.

(a) At any time prior to 5:00 p.m. (Pacific Time) on the Business Day preceding the first anniversary of the date of this Agreement (such anniversary date being the “Release Date”), the Purchaser may deliver to the Escrow Agent and the Sellers written notice, in the form attached hereto as Exhibit A, of a claim for the distribution of some or all of the Escrow Funds (a “Claim”) in satisfaction of any claims of offset Purchaser may have under Section 8(h) of the Purchase Agreement, which states:

(i) the facts giving rise to an alleged basis for the Claim; and

(ii) the estimated dollar amount of the loss asserted against the Escrow Funds by reason of the Claim (the “Claimed Amount”).

The Escrow Agent shall pay to the Purchaser the amount of the Claimed Amount from the Escrow Funds on the date ten (10) Business Days (as defined below) after it receives such written Claim; provided, however, that the Escrow Agent shall not make such payment, if the Escrow Agent receives from the Sellers (with a copy to Purchaser) at least one (1) Business Day prior to such payment date a written notice stating the Sellers contest the Claim and a detailed description of the nature of the objection (an “Objection Notice”). If no such Objection Notice is received, the Sellers shall be deemed to waive any rights to object or contest the payment of the amount of the Claimed Amount to Purchaser from the Escrow Fund. If the Sellers give a timely Objection Notice to the Escrow Agent that confirms the Claim solely to the extent of an amount that is less than the Claimed Amount (the “Undisputed Amount”), then the Escrow Agent shall pay the Undisputed Amount to the Purchaser and retain the remainder of the Claimed Amount until the Escrow Agent receives a Resolution Notice (as defined below). Except as expressly directed in the foregoing sentence, with respect to any Claim regarding which the Sellers give a timely Objection Notice to the Escrow Agent (a “Disputed Claim”), the Escrow Agent shall not make any further payment from the Escrow Funds until receipt of (i) written instructions signed by the Sellers and the Purchaser, or (ii) a Resolution Notice (as defined below) (either such document being referred to as a “Final Resolution”).

The Interested Parties agree to use good faith, reasonable negotiations to resolve any Disputed Claim, for a period of fifteen (15) days after the delivery of an Objection Notice. If the Disputed Claim is resolved, the Interested Parties shall deliver to the Escrow Agent written instructions for payment from the Escrow Funds, signed by the Sellers and the Purchaser. If the Disputed Claim is not so resolved, the Interested Parties agree to finally resolve any Disputed Claim through binding arbitration as described in this paragraph. Within five (5) Business Days after the conclusion of the negotiation period described above, the Purchaser and the Sellers will then mutually select a single independent arbitrator to resolve the dispute as described below (the "Independent Arbitrator"). If the parties cannot agree on the identity of the Independent Arbitrator within five (5) Business Days of the date of receipt of the Objection Notice, then the Independent Arbitrator shall be determined by an arbitrator selected by the Purchaser and an arbitrator selected by the Sellers. Any dispute related to this Section 2(a) shall be resolved by binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect as of the date of the request for arbitration if filed (the "Rules"). The arbitration shall be held in San Francisco County, California or Orange County, California. Costs related to the Independent Arbitrator shall be borne equally between the Purchaser and the Sellers. Upon the final resolution of any Disputed Claim through the award of an arbitrator, as provided for below, directing delivery of the Escrow Funds, any Interested Party entitled to receive a payment from the Escrow Funds in accordance with such award will deliver to the Escrow Agent and the other Interested Party a notice in the form attached hereto as Exhibit B (a “Resolution Notice”). The Escrow Agent shall make payment from the Escrow Funds in accordance with any Resolution Notice within two (2) Business Days of receipt thereof.

For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday or Sunday or a day on which national banking institutions in the City of Los Angeles, California are authorized or obligated by law or executive order to be closed.

(b) The Escrow Funds shall be released as follows:

(i) on the Release Date (or, if such day is not a Business Day, the next succeeding Business Day), the Escrow Agent shall pay Sellers $500,000, less (A) any amounts previously paid to Purchaser pursuant to Section 2(a) above, and (B) the Claimed Amount with respect to any Disputed Claim(s) as to which the Escrow Agent has not received that have not yet been finally resolved;

(ii) if any Escrow Funds are withheld from the payment described in Section 2(b)(i) above, pursuant to clause (B) thereof, then such amount shall be paid by the Escrow Agent within two (2) Business Days of the Escrow Agent’s receipt of a Resolution Notice, in accordance with the instructions set forth in such Resolution Notice; and

(iii) if, at any time, the Escrow Agent receives written instructions signed by both the Sellers and the Purchaser with respect to payment of any portion of the Escrow Funds, then the Escrow Agent shall pay such amount in the manner set forth in such instructions within two (2) Business Days of the Escrow Agent’s receipt thereof.

Section 3.     Investment of Funds.

(a) The Escrow Agent shall invest the Escrow Property in the Escrow Agent’s Insured Money Market Account (“IMMA”) or, if directed by Purchaser, in short term United States Treasury bills. The Escrow Property and all investments thereof shall be held and, if registrable, shall be registered in the name of the Escrow Agent under “Escrow Agreement dated June ________, 2007 by and among BPO Management Services, Inc., Donald C. Helt and Bridget B. Helt, as trustees of the Donald C. and Bridget B. Helt Revocable Trust dated April 24, 2003 and U.S. Bank National Association, as escrow agent.”

(b) All earnings received from the investment of the Escrow Funds shall be credited to and belong solely to the Purchaser and released to Purchaser on the date that all of the Escrow Funds have been disbursed. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c) The Interested Parties agree that, for tax reporting purposes, all interest and other income earned from the investment of the Escrow Funds in any tax year shall be reported by the Purchaser.

(d) Purchaser agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement. Purchaser understands that, in the event its tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment from the Escrow Funds. Purchaser agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

(e) The Escrow Agent shall deliver prompt monthly account statements to the Sellers and the Purchaser with respect to the balance of the Escrow Property and all transactions with respect thereto. The Escrow Agent shall respond promptly to provide information regarding the Escrow Property, upon the reasonable request of the Sellers or the Purchaser.

Section 4.     Intentionally Omitted.

Section 5.     Concerning the Escrow Agent.

(a) Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including, without limitation the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action, unless due to the Escrow Agent’s willful misconduct or fraud.

(c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than (i) two (2) Business Days after it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period or occurrence of the applicable distribution date (or both (i) and (ii), as applicable under the terms of this Agreement), as the case may be.

Section 6.     Compensation, Expense Reimbursement and Indemnification.

(a) The Purchaser agrees to pay the Escrow Agent’s fees and expenses hereunder in accordance with the fee schedule attached hereto as Schedule 1 and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b) The Purchaser agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c) The Purchaser and Sellers agree to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability (collectively, “Losses”), unless and except to the extent such Losses are caused by the Escrow Agent’s gross negligence, or willful misconduct, and except that Purchaser shall be solely responsible for escrow fees and expenses charged by Escrow Agent under Schedule 1 hereunder.

(d) The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 7.     Termination.

This Agreement, and the escrow created hereunder, shall terminate upon the release and/or distribution of all amounts comprising the Escrow Property, as provided herein, and the fulfillment of all of the Escrow Agent’s obligations hereunder.

Section 8.     Tax Indemnification.

The Purchaser agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property to the Purchaser, or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges with respect to any payment or distribution of the Escrow Property to the Purchaser, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, by virtue of the Purchaser’s status as an Interested Party, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property to the Purchaser pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The Sellers agree (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property to the Sellers, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges with respect to any payment or distribution of the Escrow Property to the Sellers, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, by virtue of the Purchaser’s status as an Interested Party, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property to the Sellers pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The indemnifications and agreements to hold harmless set forth in this Section 8 shall survive the termination of this Agreement.

Section 9.     Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to each of the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Purchaser will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, which successor shall have been approved in writing by the Sellers prior to such instruction by the Purchaser, such approval not to be unreasonably withheld or delayed.

Section 10.     Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 11.     Governing Law; Submission to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State. Solely for purposes of any actions, suits, or proceedings to which the Escrow Agent is a party, each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California or the courts of the United States of America located in Los Angeles for any actions, suits, or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit, or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit, or proceeding brought against the parties in any such court. Solely for purposes of any actions, suits, or proceedings to which the Escrow Agent is a party, Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement, in the courts of the State of California or the United States of America located in Los Angeles, and hereby further irrevocably and unconditionally waives its right and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. For all actions, suits or proceedings to which the Escrow Agent is not a party, the parties agree that Section 10(o) of the Purchase Agreement shall govern court jurisdiction.

Section 12.     Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY LAW, THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 13.     Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 14.     Notices; Wiring Instructions.

(a) Notice Addresses. Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Sellers:

Donald C. Helt and Bridget B. Helt,
as trustees of the Donald C. and Bridget B. Helt
Revocable Trust dated April 24, 2003
P.O. Box 622
Kentfield, CA 94914-0622

with a copy to:

Steven R. Harmon
Morgan Miller Blair, a Law Corporation
1331 N. California Blvd., Suite 200
Walnut Creek, CA 94596-4544
Fax: (925) 274-7532

If to Purchaser:

BPO Management Services, Inc.
1290 N. Hancock, Suite 202
Anaheim, CA 92807
Attention: Chief Executive Officer
Tel. No.: (714) 974-2670
Fax No.: (714) 974-4771

With a copy to:

Cornman & Swartz
19800 MacArthur Blvd., Suite 820
Irvine, CA 92612
Attention: Jack T. Cornman
Tel. No.: (949) 224-1500
Fax No.: (949) 224-1505

If to Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Brad E. Scarbrough
Facsimile: (213) 615-6197
Telephone: (213) 615-6047

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that each notice or document was received by such other person when it is received by the Escrow Agent.

(b) Wiring Instructions. Any funds to be paid by the Escrow Agent to the Sellers, or to the Purchaser, or to be paid to the Escrow Agent hereunder, shall be sent by wire transfer pursuant to such instruction as may have been given in advance and in writing to or by the Sellers, the Purchaser or the Escrow Agent, as applicable.

Section 15.     Miscellaneous.

(a) Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b) Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(d) Counterparts and Facsimile Execution. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f) U.S.A. Patriot Act Compliance Information. The Purchaser and the Sellers each shall provide to the Escrow Agent such information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act.  The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Funds, or make any payment of all or a portion of the Escrow Funds, to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under such Act.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 29th day of June, 2007.

BPO Management Services, Inc. By:__________________________________________ Name: Title:
ESCROW AGENT:
U.S. Bank National Association, as Escrow Agent
By:__________________________________________ Name: Title:

Trustees of the Donald C. and Bridget B. Helt
Revocable Trust dated April 24, 2003

By:__________________________
Donald C. Helt, Trustee
By:__________________________
Bridget B. Helt, Trustee

SCHEDULE 1

Initial Fees
Acceptance Fee (excluding charge for legal counsel and/or legal opinion)	$500.00

The acceptance fee includes the administrative review of all documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

U.S. Bank Corporate Trust Services reserve the right to refer any and all escrow documents for legal review before execution. Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer. If appropriate and upon request by the customer, U.S. Bank Corporate Trust Service will provide advance estimates of these legal fees.

Investment Purchases	$100.00

Escrow Agent	$1500.00
Annual Administration fee for performance of the routine duties of the escrow agent associated with the management of the account. Administration Fees are payable in advance

Incidental Expenses	0%
Charge for miscellaneous expenses such as fax; messenger service, overnight mail, telephone, stationary and postage. This charge is a percent of total Administration Fees charged in advance

Direct Out of Pocket Expenses
Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services
Extraordinary services are duties or responsibilities of an unusual nature, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect. Examples include:

taxpayer ID number solicitation
claim distributions
execution of amendments/supplement agreements

EXHIBIT A

NOTICE OF CLAIM AGAINST ESCROW FUNDS

To: [Escrow Agent and Sellers]

This certificate is issued pursuant to that certain Escrow Agreement, dated as of June ___________, 2007, by and among BPO Management Services, Inc., Donald C. Helt and Bridget B. Helt, as trustees of the Donald C. and Bridget B. Helt Revocable Trust dated April 24, 2003 and U.S. Bank National Association. Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

The undersigned hereby makes a Claim against the Escrow Funds. The nature of the Claim is as follows:

The estimated Claimed Amount is

By: __________________________________________________ Name: Title:

EXHIBIT B

RESOLUTION NOTICE

TO: [Escrow Agent and the Sellers and Purchaser]

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of June _________ 2007, by and among BPO Management Services, Inc., Donald C. Helt and Bridget B. Helt, as trustees of the Donald C. and Bridget B. Helt Revocable Trust dated April 24, 2003, and U.S. Bank National Association. Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

The undersigned hereby certifies that (i) it has received an arbitration award directing delivery of the Escrow Funds, (ii) a true and correct copy of the award accompanies this certificate, and (iii) it is entitled to receive payment from the Escrow Funds in the amount set forth below in accordance with Section 2 of the Escrow Agreement.

You are hereby instructed to deliver immediately $________ of the Escrow Property held by you to _____________ by wire transfer to the following account:

_________________________(Bank)

_________________________(Account)

_________________________(Routing Number)

By: _______________________________________________ Name: Title: